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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Associates First Capital Corporation on Form S-8 (File Nos. 333-09215, 333-12145, 333-12147, 333-19417, 333-49049 and 333-68245) and on Form
S-3 (File Nos. 333-62875, 333-62875-01, 333-62875-02 and 333-92875-03) of our
report dated January 19, 1999, on our audits of the consolidated financial statements of Associates First Capital Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                       PricewaterhouseCoopers LLP

Dallas, Texas
February 24, 1999